F F Factor VIIa - CTP, a Novel Long - Acting Coagulation Factor, Displays a Prolonged Hemostatic Effect and Augmented Pharmacokinetics and Pharmacodynamics Following IV and SC Administration in Hemophilic Animal Models F C Introduction : Prolor Biotech Inc . is a clinical stage public company developing biobetter long acting versions of existing therapeutic proteins utilizing a technology called CTP . The technology involves fusion of the C terminus peptide of hCG to one or both ends of the target protein . The technology was clinically validated and proven as a safe and efficient way for increasing the half - life of several therapeutic proteins while maintaining their biological activity . Gili Hart 1 , Uri Seligsohn 2 , Ahuva Bar - Ilan 1 , Oren Hershkovitz 1 and Eyal Fima 1 1 . PROLOR - Biotech, Nes - Ziona Israel 2 . Sheba Medical Center , Tel Hashomer Israel 1 Test Article % IVR NovoSeven 30 rFVIIa - CTP 64.6 FVIIa – CTP PK Parameters Factor VIIa - CTP Shows Superior Recovery, Efficacy and Longevity in FVIII - / - Mice Factor VIIa - CTP Improves In Vivo Thrombin Generation Performance 1.0 10.0 100.0 0 20 40 60 80 K IIa (nM IIa/peak) Time after injection (hr) NS FVIIa-CTP 20 -20 30 80 Thrombin (nM IIa) Time after injection (hr) NS FVIIa-CTP Amount of Thrombin per time point KIIa : Max amount /Time to peak FVIIa - CTP Has a Profound Effect on Survival Following TVT FVIII - / - mice were administered IV with ~ 1 . 6 e 4 U of NS or FVII - CTP ( 10 mice) . 15 min,& 24 hr post dosing the tail vein was cut . Animals survival and clinical condition were evaluated for 24 hours . 20 30 40 50 60 70 80 90 100 % Survival after TVT TVT in FVIII - / - Mice 24 hr Injection TVT 15 min/ 24 hr Post dosing Overall % Survival 90% 40% 15 min Conclusions: Pharmacokinetics Advantages: x Enhanced Recovery ( 2 X) x Superior half life ( 5 x) x Improved exposure ( AUC 4 x) x Comparable in – vitro clotting activity , TG and TEG as NS x Improved in – vivo Thrombin Generation Long term hemostatic effect following TVT , maintained for more than 24 hrs. Manufacturing x Manufacturing process is comparable to NovoSeven x High concentration Liquid formulation x Non - Viscous PK Study in FVIII - / - Mice 24 hrs Survival and Clinical Observation Factor VIIa - CTP Improved In Vivo Recovery ( IVR ) + = Any Short - Lasting Protein CTP Long - Lasting Protein CTP – A Natural Peptide Created During Evolution to Enhance Longevity of the hCG Hormone FVIIa - CTP Road Map Timing GMP Production H 2 12 - H 2 13 Toxicology studies H 1 13 Phase IIa 2013 1 10 100 1000 10000 100000 1000000 0 10 20 30 40 FVIIa (Mu/ml) Time (HR) NovoSeven FVIIa-CTP 1 10 100 1000 10000 100000 1000000 10000000 0 10 20 30 40 FVIIa (Mu/u) Time (HR) NovoSeven FVIIa-CTP (2) Factor VIIa - CTP PK (Dose based) Factor VIIa - CTP PK (Unit based) PK Parameters NovoSeven FVIIa - CTP (unit base) FVIIa - CTP (dose base) Half - life (hr) 0.97 5.1 5.4 AUC (U*hr/ml) 103.0 596 412.2 CL/Kg (ml/hr/Kg) 387 87 110 MRT (hr) 1.2 3.3 2.9 FVIIa - CTP Reduced Non – Reduced